                                                                   Exhibit 5.01


[COOLEY GODWARD LLP LOGO]             ATTORNEYS AT LAW           Broomfield, CO
                                                                 720 566-4000

                                      One Maritime Plaza         Kirkland, WA
                                      20th Floor                 425 893-7700
                                      San Francisco, CA
                                      94111-3580                 Menlo Park, CA
                                      Main  415 693-2000         650 843-5100
                                      Fax   415-951-3699
                                                                 Palo Alto, CA
                                      www.cooley.com             650 843-5000

                                      KENNETH L. GUERNSEY        Reston, VA
                                      (415) 693-2091             703 456-8000
                                      kguernsey@cooley.com
                                                                 San Diego, CA
                                                                 858 550-6000

July 22, 2002


LeapFrog Enterprises, Inc.
6401 Hollis Street, Suite 150
Emeryville, CA 94608




Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by LeapFrog Enterprises, Inc. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering an underwritten public offering of up to 10,350,000 shares of Class A common stock, including up to 8,610,000 shares to be sold by the Company (the "Company Shares"), 1,350,000 shares for which the Underwriters have been granted an over-allotment option, and up to 390,000 shares to be sold by certain selling stockholders (the "Selling Stockholder Shares").

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Our opinion is expressed only with respect to the laws of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Selling Stockholder Shares are, or will be upon exercise of options and payment therefor in accordance with the terms of the applicable plan pursuant to which each such option was granted, and the Company Shares, when sold and issued in accordance with the Registration Statement and related Prospectus will be, validly issued, fully paid and non-assessable.

LeapFrog Enterprises, Inc.
July 22, 2002
Page Two


We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included on the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP


By:  /s/ Kenneth L. Guernsey
     ----------------------------------
     Kenneth L. Guernsey